                                                                               .
                                                                               .
                                                                               .
                               BRASCAN CORPORATION
                            EARNINGS COVERAGE RATIOS
             PREFERRED SECURITIES DISTRIBUTION AND CONVERTIBLE NOTES
                     INTEREST INCLUDED IN INTEREST EXPENSE


                                                                                  12 MONTHS ENDED
                                                                       --------------------------------------
US$ MILLIONS                                                           SEP. 30, 2003            DEC. 31, 2002
------------                                                           -------------            -------------
 NET INCOME (EARNINGS)                                                        109                      83
  Capitalized interest                                                        (46)                    (30)
  Interest on preferred securities and convertible notes                      (16)                    (13)
                                                                            -----                   -----
 NET INCOME (EARNINGS)                                                         47                      40

ADD BACK:
  Interest                                                                    458                     466
  Capitalized interest                                                         46                      30
  Interest on preferred securities                                             14                      11
  Convertible notes interest                                                    2                       2
  Taxes                                                                       123                     104
                                                                            -----                   -----
EARNINGS BEFORE INTEREST AND INCOME TAX                                      $690                    $653
                                                                            -----                   -----

COVERAGE CALCULATIONS:
  Earnings before interest and income tax                                     690                     653
                                                                            -----                   -----
  Interest expense + Capitalized interest +                                   520                     509
      Convertible notes interest + Preferred securities interest
                                                                              1.3                     1.3
                                                                            times                   times
                                                                            =====                   =====

                               BRASCAN CORPORATION
                            EARNINGS COVERAGE RATIOS
             PREFERRED SECURITIES DISTRIBUTION AND CONVERTIBLE NOTES
                     INTEREST EXCLUDED IN INTEREST EXPENSE



                                                                                  12 MONTHS ENDED
                                                                       --------------------------------------
US$ MILLIONS                                                           SEP. 30, 2003            DEC. 31, 2002
------------                                                           -------------            -------------
 NET INCOME (EARNINGS)                                                        109                      83
    Capitalized interest                                                      (46)                    (30)
                                                                            -----                   -----
 NET INCOME (EARNINGS)                                                         63                      53

ADD BACK:
    Interest                                                                  458                     466
    Capitalized interest                                                       46                      30
    Taxes                                                                     123                     104
                                                                            -----                   -----
EARNINGS BEFORE INTEREST AND INCOME TAX                                      $690                    $653
                                                                            -----                   -----
COVERAGE CALCULATIONS:
    Earnings before interest and income tax                                   690                     653
                                                                            -----                   -----
    Interest expense + Capitalized interest                                   504                     496
                                                                              1.4                     1.3
                                                                            times                   times
                                                                            =====                   =====